Exhibit 10.13

FORM OF

JOINDER

TO

AMENDED AND RESTATED

REGISTRATION RIGHTS AGREEMENT

, 2023

Reference is made to that certain Amended and Restated Registration Rights Agreement, dated June 30, 2023, by and among Bitcoin Depot Inc. (the “Company”), GSR II Meteora Sponsor LLC (the “Sponsor”) and the Management Holders and Holders (as defined therein) (the “Amended and Restated Registration Rights Agreement”). Pursuant to Section 6.2.3 of the Amended and Restated Registration Rights Agreement, any Holder may assign or delegate its rights, duties or obligations under the Amended and Restated Registration Rights Agreement in connection with a Transfer of such Holder’s Registrable Securities, in whole or in part to direct and/or indirect equity holders of any Holder pursuant to a distribution as described in Section 6.14 of the Amended and Restated Registration Rights Agreement. Pursuant to Section 6.14 of the Amended and Restated Registration Rights Agreement, in the event that any Holder distributes any of its Registrable Securities to its direct and/or indirect equity holders, such distributees shall be treated as the applicable Holder hereunder; provided that only the holders of a majority-in-interest of the Registrable Securities held by all such distributees, as determined in good faith by the Company, shall be entitled to take any action under the Amended and Restated Registration Rights Agreement and that such Holder is entitled to take, provided, further, that such distributees, taken as a whole, shall not be entitled to rights in excess of those conferred to the applicable Holder, as if it remained a single entity party to this Agreement. Sponsor has distributed equity securities to each person or entity identified on this joinder’s signature pages hereto as “Holder.” Capitalized terms used and not otherwise defined herein shall have the meanings given to such terms in the Amended and Restated Registration Rights Agreement.

By executing this joinder, Holder hereby agrees, as of the date first set forth above, that Holder shall become a party to the Amended and Restated Registration Rights Agreement, and shall be bound by the terms and provisions of the Amended and Restated Registration Rights Agreement as a Holder (as defined therein) and entitled to the rights of a Holder under the Amended and Restated Registration Rights Agreement with respect to the shares of Class A Common Stock, Class E Common Stock and Private Placement Warrants transferred from the Sponsor in connection with the consummation of the Business Combination (“Sponsor Transfers,” together with any other equity security of the Company issued or issuable with respect to any such Private Placement Warrants or shares of Class A Common Stock or Class E Common Stock issued pursuant to the Sponsor Transfers by way of a share dividend or share subdivision or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization), which shall be “Registrable Securities” thereunder.

For the purposes of clarity, it is expressly understood and agreed that each provision contained herein and the Amended and Restated Registration Rights Agreement is between the Company and Holder, solely, and not between and among Holder and the other stockholders of the Company signatories thereto.

This joinder may be executed in two or more counterparts, and by facsimile, all of which shall be deemed an original and all of which together shall constitute one instrument.

HOLDER:

By:

Name:
Title:

ACKNOWLEDGED AND AGREED:

Company:

BITCOIN DEPOT INC.

By:

Name:
Title: